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                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND 21201-3018
                                   410-539-2530                    WASHINGTON
                              FAX: 410-539-0489                     NEW YORK
                                                                  PHILADELPHIA
                                                                     EASTON



                                 August 9, 1999





Prudential Global Total Return Fund, Inc
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102

     Re:   Registration Statement on Form N-14
           -----------------------------------
Ladies and Gentlemen:

     We have acted as special Maryland counsel to Prudential Global Total Return Fund, Inc., a Maryland corporation (the "Acquiring Fund"), in connection with its proposed acquisition of the Prudential Intermediate Global Income Fund, Inc., a Maryland corporation (the "Acquired Fund"), in exchange for Class A, Class B, Class C and Class Z shares of the Acquiring Fund (collectively, the "Acquiring Fund Shares"), par value $.01 per share, pursuant to an Agreement and Plan of Reorganization and Liquidation by and between the Acquiring Fund and the Acquired Fund (the "Agreement").

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (a) The Charter of the Acquiring Fund certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

     (b)  The By-Laws of the Acquiring Fund.

     (c) The Prospectus/Proxy Statement contained in the Acquiring Fund's Registration Statement on Form N-14 (the "Registration Statement").

     (d)  The Agreement.

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                                                                 Piper & Marbury
                                                                        LLP

Prudential Global Total Return Fund, Inc.
August 9, 1999
Page 2


     (e) Resolutions of the Board of Directors of the Acquiring Fund relating to the authorization of (i) the issuance of the Acquiring Fund Shares;
          (ii) the Registration Statement and the transactions contemplated thereby and (iii) the Agreement and the transactions contemplated thereby.

     (f) A short-form Good Standing Certificate for the Acquiring Fund, dated a recent date, issued by the MSDAT.

     (g) A Certificate of Secretary of the Acquiring Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

     (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

     2. The Acquiring Fund Shares to be issued as contemplated in the Agreement have been, to the extent of the number of shares of the class authorized in the Charter of the Acquiring Fund and then unissued, duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof, when issued pursuant to the Agreement and in the manner referred to in the Registration Statement, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

     This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. This opinion is rendered as of the


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Prudential Global Total Return Fund, Inc.
August 9, 1999
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date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

     Gardner Carton & Douglas are authorized to rely on this opinion in rendering their opinion to the Acquiring Fund which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 11 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                      Very truly yours,

                                      /s/ Piper & Marbury L.L.P.